Exhibit 1.1

EXECUTION VERSION

ENERGIZER HOLDINGS, INC.

4,076,086 Shares of Common Stock

Underwriting Agreement

January 15, 2019

J.P. Morgan Securities LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

As Representatives of the

    several Underwriters listed

    in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Energizer Holdings, Inc., a Missouri corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 4,076,086 shares of common stock, par value $ 0.01 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 611,412 shares of common stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of common stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”

The Shares are being issued by the Company to finance in part the pending acquisition (the “Acquisition”) of the equity interests and assets comprising the global auto care business (including the Acquired Entities (as defined below)) (the “Acquired Autocare Business”) of Spectrum Brands Holdings, Inc., a Delaware corporation (“Spectrum” and together with its subsidiaries, the “Spectrum Entities”), by the Company, pursuant to an Acquisition Agreement dated as of November 15, 2018 (the “Acquisition Agreement”), between Spectrum and the Company. The entities, the equity interests of which are acquired by the Company in the Acquisition, are hereinafter referred to as the “Acquired Entities.” The Company and its subsidiaries and the Acquired Autocare Business, considered as one entity, is hereinafter referred to as the “Combined Entity.”

Concurrently with this offering, the Company is also offering 1,875,000 shares of series A mandatory convertible preferred stock in a separate offering (the “Preferred Stock Offering”) to finance in part the Acquisition.

On January 2, 2019, the Company acquired the equity interests and assets comprising the global battery, lighting and portable power business of Spectrum (the “Acquired Battery Business”) pursuant to an acquisition agreement dated as of January 15, 2018 as amended and restated on November 15, 2018 between Spectrum and the Company (the “Battery Acquisition”). The approval of the European Commission to the consummation of the Battery Acquisition was conditioned on the divestiture by the Company of the Varta Divestment Business (the “Varta Divestiture”) upon specified terms and conditions. “Varta Divestment Business” refers to the Europe-based Varta® consumer battery, chargers, portable power and portable lighting business which serves Europe, the Middle East and Africa, including manufacturing and distribution facilities in Germany.

The consummation of the Acquisition, any other transactions not listed above and described in the Pricing Disclosure Package (as defined below) and the Preliminary Prospectus (as defined below) under the caption “Summary—The Financing Transactions”, the issuance of Shares pursuant to this underwriting agreement (this “Agreement”), the issuance of shares of preferred stock in the Preferred Stock Offering and the payment of transaction costs related thereto, are referred to herein as the “Transactions.”

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-229244), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated January 14, 2019 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 5:15 P.M., New York City time, on January 15, 2019.

2. Purchase of the Shares.

(a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $43.93 (the “Purchase Price”) from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto. The Company will not be obligated to deliver any of the Underwritten Shares except upon payment for all of the Underwritten Shares to be purchased as provided herein.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. The Company will not be obligated to deliver any of the Option Shares except upon payment for all of the Option Shares to be purchased as provided herein.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP at 10:00 A.M. New York City time on January 18, 2019, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, registered in such names as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Shares, if any, will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company (it being understood that all representations and warranties of the Company with respect to the Acquired Autocare Business, including the Acquired Entities, even if not expressly qualified by “knowledge” or words of similar meaning, are made to the best knowledge of the Company) represents, warrants and covenants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information, as defined in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information, as defined in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the

Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with the Underwriter Information, as defined in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information, as defined in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(g) Acquisition Agreement. The Acquisition Agreement has been duly authorized executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, regardless of whether enforcement is considered in proceedings at law or in equity, and applicable law and public policy with respect to right to indemnity and contribution (the “Enforceability Exceptions”).

(h) Description of Documents. The Acquisition Agreement and this Agreement conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto subsequent to the date hereof), subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto subsequent to the date hereof): (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries taken as a whole (any such change is referred to herein as a “Company Material Adverse Change”), (ii) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Combined Entity (any such change is referred to herein as a “Combined Entity Material Adverse Change”); (iii) each of the Company and its subsidiaries, and the Acquired Entities, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(j) Independent Accountants. (i) PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board and (ii) KPMG LLP, which expressed its opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) of the Acquired Battery Business and of the Acquired Autocare Business, are independent certified public accountants with respect to the Acquired Battery Business and Acquired Autocare Business, respectively, under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its rulings and interpretations.

(k) Preparation of the Financial Statements. The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data of the Company set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The financial statements of the Acquired Battery Business, together with the related notes, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Acquired Battery Business as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data of the Acquired Battery Business set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The financial statements of the Acquired Autocare Business, together with the related notes, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Acquired Autocare Business as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data of the Acquired Autocare Business set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The pro forma combined condensed financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented in all material respects on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical and market-related data and forward-looking statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(l) Incorporation and Good Standing of the Company. The Company has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. Each of the Company’s significant subsidiaries within the meaning of Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary”) and each of the Acquired Entities has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership, limited liability company or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company or other entity, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, if it is a party hereto, in each case except to the extent that the failure to be in good standing or to have such power and authority would not, individually or in the aggregate, result in, a Company Material Adverse Change with respect to such subsidiaries of the Company, or a Combined Entity Material Adverse Change with respect to the subsidiaries of the Combined Entity, or adversely affect the consummation of the transactions contemplated herein and in the Pricing Disclosure Package. The Company and its Significant Subsidiaries, and the entities comprising the Combined Entity are each duly qualified as a foreign corporation, limited partnership or limited liability company or other entity, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in, a Company Material Adverse Change with respect to the Company and its subsidiaries, or a Combined Entity Material Adverse Change with respect to the entities comprising the Combined Entity. All of the issued and outstanding capital stock or other ownership interest of each Significant Subsidiary of the Company and the Acquired Entities has been duly authorized and validly issued, is fully paid and nonassessable and, or, with respect to the Acquired Entities, upon consummation of the Acquisition, will be, owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except in each case as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m) Capitalization and Other Capital Stock Matters. At September 30, 2018, on a consolidated basis, after giving pro forma effect to this Agreement, the Preferred Stock Offering, the Battery Acquisition and the financing transactions related thereto, the Acquisition and the Varta Divestiture, the Company would have had an authorized and outstanding capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n) Stock Options. The Company has not granted any stock options to any person and no such options are outstanding.

(o) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights. The Underwriters will receive good, valid and marketable title to the Shares, free and clear of any liens; and no holder of the Common Stock will be subject to personal liability solely by reason of being such a holder.

(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document, (ii) in violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, or (iii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) and (iii) above and, in the case of subsidiaries of the Company that do not qualify as Significant Subsidiaries, clause (i), for such violations or Defaults as would not, individually or in the aggregate, reasonably be expected to result in, a Company Material Adverse Change or Combined Entity Material Adverse Change.

The execution, delivery and performance of this Agreement by the Company and the issuance and delivery of the Shares and the consummation of the transactions contemplated by this Agreement, the Preferred Shares Offering, the Acquisition Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) has been duly authorized by all necessary corporate action by the Company and will not result in any violation of the provisions of the charter or bylaws of the Company, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or any of the Acquired Entities pursuant to, or require the consent of any other party to any Existing Instrument or the Acquisition Agreement, and (iii) will not result in any violation by the Company or its subsidiaries of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except (x) in the case of clauses (ii) and (iii) for such conflicts, breaches, liens, charges, encumbrances, violations, Defaults or Debt Repayment Triggering Events as would not, individually or in the aggregate, reasonably be expected to result in, a Company Material Adverse Change or a Combined Entity Material Adverse Change and (y) in the case of clause (iii) above, for any such violation that may arise under applicable state securities laws or rules or statutes in connection with the purchase and distribution of the Shares by the Underwriters. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries or any of the Acquired Entities.

(q) No Consent Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement or the issuance and sale of the Shares and the Transactions except such as have been obtained by the Company and its subsidiaries and are in full force and effect and except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters or as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(r) No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or any of the Spectrum Entities (with respect to the Acquired Autocare

Business) or (ii) which has as the subject thereof any property owned or leased by the Company or any of its subsidiaries, or the Acquired Autocare Business, and any such action, suit or proceeding would reasonably be expected to result in, a Company Material Adverse Change with respect to such actions, suits or proceedings pending or threatened at the Company or any of its subsidiaries, or a Combined Entity Material Adverse Change, with respect to such actions, suits or proceedings pending or threatened at the entities comprising the Combined Entity, or materially adversely affect the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries or any of the employees of the Acquired Autocare Business exists or, to the best of the Company’s knowledge, is threatened or imminent, except as would not reasonably be expected to result in, a Company Material Adverse Change with respect to such disputes at the Company or any of its subsidiaries, or a Combined Entity Material Adverse Change with respect to such disputes at the entities comprising the Combined Entity.

(s) Intellectual Property Rights. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries and the Spectrum Entities (with respect to the Acquired Autocare Business) own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct the Company’s business (or the business of the Acquired Autocare Business), except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to such Intellectual Property Rights of the Company and its subsidiaries, or a Combined Entity Material Adverse Change with respect to such Intellectual Property Rights of the entities comprising the Combined Entity; and the expected expiration of any of such Intellectual Property Rights of the Company and its subsidiaries would not reasonably be expected to result in a Company Material Adverse Change, and the expected expiration of any of such Intellectual Property Rights of the entities comprising the Combined Entity would not reasonably be expected to result in a Combined Entity Material Adverse Change. Neither the Company nor any of its subsidiaries nor any of the Spectrum Entities (with respect to the Acquired Autocare Business) has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict would reasonably be expected to result in a Company Material Adverse Change with respect to any Intellectual Property Rights of others asserted against the Company, or a Combined Entity Material Adverse Change with respect to any Intellectual Property Rights of others asserted against the entities comprising the Combined Entity.

(t) All Necessary Permits, etc. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and each of its subsidiaries, and each of the Spectrum Entities (with respect to the Acquired Autocare Business only) possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct their respective businesses, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to result in, a Company Material Adverse Change with respect to such certificates, authorizations and permits of the Company, and a Combined Entity Material Adverse Change with respect to such certificates, authorizations and permits of the entities comprising the Combined Entity, and, neither the Company nor any subsidiary nor any Spectrum Entity (with respect to the Acquired Autocare Business only) has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, would reasonably be expected to result in, a Company Material Adverse Change with respect to any such notice of proceedings at the Company or any subsidiary, or a Combined Entity Material Adverse Change with respect to any such notice or proceedings at the entities comprising the Combined Entity.

(u) Title to Properties. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and each of its subsidiaries, and each of the Spectrum Entities (with respect to the Acquired Autocare Business only), has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 3(k) hereof (or elsewhere in the Registration Statement, the Pricing Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary or such Spectrum Entity or would not reasonably be expected to result in, a Company Material Adverse Change with respect to the properties and assets of the Company and its subsidiaries, or a Combined Entity Material Adverse Change with respect to the properties and assets of the entities comprising the Combined Entity. The real property, improvements, equipment and personal property are held under lease by the Company or any subsidiary or any Spectrum Entity (with respect to the Acquired Autocare Business only) under valid and, to the knowledge the Company, enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary or such Spectrum Entity and except as the enforcement thereof may be limited by the Enforceability Exceptions.

(v) Tax Law Compliance. The Company and its consolidated subsidiaries and the Acquired Entities have each filed all necessary federal, state and foreign income and franchise tax returns, subject to permitted extensions, and have paid all taxes required to be paid (including any related or similar assessment, fine or penalty that is due and payable) except as may be being contested in good faith and by appropriate proceedings, and in each case except as would not, individually or in the aggregate, reasonably be expected to result in, a Company Material Adverse Change with respect to such tax returns and taxes of the Company and its consolidated subsidiaries or a Combined Entity Material Adverse Change with respect to such tax returns of the entities comprising the Combined Entity. The Company has made appropriate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 3(k) hereof in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(w) Company Not an “Investment Company.” The Company is not, and after receipt of payment for the Shares will not be, and after the application of the proceeds thereof and the consummation of the Transactions will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(x) Insurance. Each of the Company and its subsidiaries and the Acquired Entities are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes. The Company has no reason to believe that it or any subsidiary or the Combined Entity will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be generally customary to conduct its business as now conducted and at a cost that would not reasonably be expected to result in, a Company Material Adverse Change with respect to such insurance coverage at the Company and its subsidiaries or a Combined Entity Material Adverse Change, with respect to such insurance coverage at the Combined Entity. In the past three years, neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied that, individually or in the aggregate, would be reasonably likely to result in a Company Material Adverse Change.

(y) No Price Stabilization or Manipulation. Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(z) Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(aa) Company’s Accounting System. The Company together with its subsidiaries and, to the knowledge of the Company, Spectrum, together with its subsidiaries (including the Acquired Entities), maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; provided that no representation or warranty is hereby given with respect to the systems of “internal control over financial reporting” separate from systems of Spectrum of the entities constituting, or owning the assets constituting, the Acquired Autocare Business. The Company together with its subsidiaries and the Spectrum Entities (with respect to the Acquired Autocare Business), maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company, together with its subsidiaries, maintains internal accounting controls sufficient to provide reasonable assurance that interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and Prospectus fairly present the information called for in all material respects and are prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, based on the Company’s most recent evaluation of its internal control over financial reporting pursuant to Rule 13a-15(c) under the Exchange Act (with respect to the Company), there are no material weaknesses or significant deficiencies in the Company’s and Spectrum’s (with respect to the Acquired Autocare Business) internal control over financial reporting.

(bb) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries to the extent required by such Rules, and such disclosure controls and procedures will be reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(cc) Regulations T, U, X. The Company or any agent thereof acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(dd) Compliance with and Liability Under Environmental Laws. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in, a Company Material Adverse Change with respect to the Company and its subsidiaries, or a Combined Entity Material Adverse Change with respect to the entities comprising the Combined Entity: (i) each of the Company and its subsidiaries, and the Spectrum Entities (with respect to the Acquired Autocare Business) and their respective operations and facilities are, to the best of the knowledge of the Company, in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals required to conduct its business, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries or the Spectrum Entities (with respect to the Acquired Autocare Business) in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries nor any of the Spectrum Entities (with respect to the Acquired Autocare Business) has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries or any of the Spectrum Entities (with respect to the Acquired Autocare Business) is in violation of any Environmental Law, other than with respect to such communications as have been resolved and for which no costs, obligations or damages remain; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of the Spectrum Entities (with respect to the Acquired Autocare Business) has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries or any of the Spectrum Entities (with respect to the Acquired Autocare Business) based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any of the Spectrum Entities (with respect to the Acquired Autocare Business) or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries or any of the Spectrum Entities (with respect to the Acquired Autocare Business) has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries nor any of the Spectrum Entities (with respect to the Acquired Autocare Business) is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries or any of the Spectrum Entities (with respect to the Acquired Autocare Business); and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries or any of the Spectrum Entities (with respect to the Acquired Autocare Business), including without limitation, any such liability which the Company or any of its subsidiaries or any of such Spectrum Entities has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment.

(ee) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company, reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Change.

(ff) ERISA Compliance. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. Neither the Company nor its ERISA Affiliates have an obligation to contribute to “multiemployer plan” (as defined in Section 4001 of ERISA). “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not reasonably be expected to result in a Company Material Adverse Change, (x) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, (y) no “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), and (z) neither the Company nor its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code has obtained a favorable determination letter from the Internal Revenue Service as to the tax-qualified status of such plan and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(gg) Compliance with Labor Laws. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in, a Company Material Adverse Change with respect to items (i) and (ii) below pertaining to the Company and its subsidiaries, or a Combined Entity Material Adverse Change with respect to items (i) and (ii) below pertaining to the entities comprising the Combined Entity, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any of the Spectrum Entities (with respect to the Acquired Autocare Business) before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries or any of the Spectrum Entities (with respect to the Acquired Autocare Business), (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any of the Spectrum Entities (with respect to the Acquired Autocare Business) and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries or any of the Spectrum Entities (with respect to the Acquired Autocare Business) and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(hh) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, member, shareholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, which is not so disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or, to the knowledge of the Company, any Affiliate of the Company to or for the benefit of any of the executive officers (as defined in Rule 3b-7 under the Exchange Act) or directors of the Company or any Affiliate of the Company or any of their respective family members, to the extent so required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii) No Unlawful Payments. None of the Company, any of its subsidiaries, any of the Acquired Entities nor any of the Spectrum Entities (with respect to the Acquired Autocare Business), nor any director or officer of the Company or any of its subsidiaries or the Spectrum Entities (with respect to the Acquired Autocare Business) or, to the knowledge of the Company, any agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries or any of the Spectrum Entities (with respect to the Acquired Autocare Business) (in each case other than any Underwriter) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, its subsidiaries and the Spectrum Entities (with respect to the Acquired Autocare Business) and, to the knowledge of the Company, its Affiliates, have conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and have instituted, maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries and the Spectrum Entities (with respect to the Acquired Autocare Business) are, and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or any of the Spectrum Entities (with respect to the Acquired Autocare Business) with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk) No Conflict with Sanctions Laws. None of the Company, its directors or officers or any of the Spectrum Entities (with respect to the Acquired Autocare Business) or any of their respective subsidiaries nor, to the knowledge of the Company, their employees or agents, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries or any of the Spectrum Entities (with respect to the Acquired Autocare Business) (A) is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries or any of the Spectrum Entities (with respect to the Acquired Autocare Business) located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions, including, without limitation, the Crimea Region, Cuba, Iran, North Korea and Syria or in any other country or territory, that, at the time of such funding, is the subject of comprehensive Sanctions (each, a “Sanctioned Country”); (B) will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the last five years, none of the Company and its subsidiaries nor the Spectrum Entities (with respect to the Acquired Autocare Business) have knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll) No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and subject to restrictions under applicable law, no subsidiary of the Company is currently prohibited or, will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company any of its respective subsidiaries, as applicable, or from making any other distribution on its capital stock, from repaying to the Company or any of its respective subsidiaries any loans or advances to it from the Company or any of its respective subsidiaries or from transferring any of its properties or assets to the Company.

(mm) Cybersecurity. (i)(x) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or any of its subsidiaries’ or any of the Spectrum Entities’ (with respect to the Acquired Autocare Business) information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries and the Spectrum Entities (with respect to the Acquired Autocare Business) have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data which, would with respect to any such breaches or other compromises at the Company, result in a Company Material Adverse Change, or with respect to any such breaches or other compromises at the Combined Entity result in a Combined Entity Material Adverse Change; and (ii) the Company and its subsidiaries and the Spectrum Entities (with respect to the Acquired Autocare Business) are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Company Material Adverse Effect with respect to such compliance by the Company and its subsidiaries, or have a Combined Entity Material Adverse Effect with respect to such compliance by the Combined Entity.

(nn) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(oo) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(pp) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. Upon request, the Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing during the Prospectus Delivery Period, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv)

of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Representatives and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions in the U.S. as the Representatives shall reasonably request (and in such foreign jurisdictions as the Company and the Representatives shall mutually agree) and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided, however, that (1) such delivery requirements to the Company’s security holders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (2) such delivery requirements to the Representatives shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

(h) Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets, Inc. other than (1) the Shares to be sold hereunder, (2) the shares of our Preferred Stock to be sold in the concurrent Preferred Stock Offering and any shares of Common Stock issued upon conversion thereof and the entry into the Capped Call Confirmations, (3) any shares of Common Stock to be issued pursuant to the Auto Care Acquisition Agreement, or (4) any shares of Common Stock to be issued pursuant to equity-based compensation plans or agreements of the Company described in, or incorporated by reference in, the Pricing Disclosure Package, including upon vesting or settlement of restricted stock equivalents, performance shares or other equity awards granted thereunder.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k) Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).

(l) Reports. For a period of two years following the Closing Date, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Shelf Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Representatives. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued, or guaranteed by, the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officers’ Certificate. On the Closing Date or the Additional Closing Date, as the case may be, the Underwriters shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, in the name and on behalf of the Company, and not in their individual capacities, to the effect (i) confirming that the representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (ii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) FinCEN Certification. The Company shall have delivered to the Underwriters, on or prior to the date of execution of this Agreement, a completed and executed Certificate Regarding Beneficial Owners of Legal Entity Customers (the “Certification”) to the extent required, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection therewith.

(g) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, (i) PricewaterhouseCoopers LLP, the independent registered public accounting for the Company and (ii) KPMG LLP, the independent certified public accountants for (A) the Acquired Autocare Business and (B) the Acquired Battery Business, shall have furnished to the Representatives, at the request of the Company, a comfort letter for each of the Company, the Acquired Autocare Business and the Acquired Battery Business, respectively, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that each letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(h) Opinion and 10b-5 Statement of Outside Counsel for the Company. Bryan Cave Leighton Paisner LLP, outside counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(i) Opinion and 10b-5 Statement of General Counsel for the Company. Emily K. Boss, Vice President and General Counsel of the Company, shall have furnished to the Representatives, her written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(j) Chief Financial Officer’s Certificate. The Representatives shall have received on the date hereof and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the Chief Financial Officer of the Company, in the form attached hereto as Annex E.

(k) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(m) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(o) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and each of the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(p) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information, as defined in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the following information: (i) the name of each Underwriter and (ii) in the Prospectus under the caption “Underwriting,” the concession and reallowance figures appearing in the third paragraph, the last sentence in the fourth paragraph relating to the terms of the offering of additional shares of Common Stock, the first sentence in the thirteenth paragraph relating to stabilization and the last sentence in the fourteenth paragraph relating to passive market-making (the “Underwriter Information”).

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred against presentation of written invoices or statements therefor. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request, (ii) such Indemnifying Person shall have received notice of such terms of settlement at least 30 days prior to such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, which shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein (other than due to the failure to provide timely notice as provided therein), then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding anything to the contrary, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Exchange or trading in securities generally on the Nasdaq Stock Market and the Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the relevant regulatory authority; (ii) a general banking moratorium shall have been declared by any of federal, New York or Missouri authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the European, United States or international financial markets, or any substantial change or development involving a prospective substantial change in the European, United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing

Date, as the case may be, in the manner and on the terms described in this Agreement and the Pricing Disclosure Package or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Company Material Adverse Change or any Combined Entity Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled, but shall not be obligated to, for a further period of 36 hours, seek to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and, if undertaken by the Company, the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase

Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate (subject to Section 4(f)) and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the Exchange.

(b) If (i) this Agreement is terminated by the Representatives pursuant to Section 6 or clause (i), (iv) or (v) of Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than pursuant to clause (ii) or (iii) of Section 9), the Company agrees to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13 only the following definitions apply:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention Equity Syndicate Desk; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: (646) 291-1469) with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (fax: (212-701-5800), Attention: Michael Kaplan. Notices to the Company shall be given to it at Energizer Holdings, Inc., 553 Maryville University Drive, St. Louis, Missouri 63141, (fax: (314) 985-2258); Attention: General Counsel with a copy to Bryan Cave Leighton Paisner LLP, One Metropolitan Square, 21 North Broadway, Suite 3600, St. Louis, Missouri 63102, (fax: (314-552-8149); Attention: R. Randall Wang and Taavi Annus.

(b) Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(c) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (the “Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(d) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(i) Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ENERGIZER HOLDINGS, INC.

By:	/s/ Timothy W. Gorman
	Name:	Timothy W. Gorman
	Title:	Executive Vice President,
Chief Financial Officer and
Principal Accounting Officer

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Yun Xie
Authorized Signatory

BARCLAYS CAPITAL INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ David Levin
Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Carl Stickel
Authorized Signatory

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC	1,222,826
Barclays Capital Inc.	968,071
Citigroup Global Markets Inc.	968,071
Merrill Lynch, Pierce, Fenner & Smith Incorporated	346,467
Evercore Group L.L.C.	264,945
MUFG Securities Americas Inc.	203,804
TD Securities (USA) LLC	101,902

Total	4,076,086

Annex A

Pricing Disclosure Package

Pricing Term Sheet in the form of Annex B hereto.

Annex B

Energizer Holdings, Inc.

Pricing Term Sheet

Pricing Term Sheet	Free Writing Prospectus
dated as of January 15, 2019	Filed pursuant to Rule 433

Relating to the
Preliminary Prospectus Supplements each dated January 14, 2019 to the
Prospectus dated January 14, 2019
Registration No. 333-229244

Energizer Holdings, Inc.

Concurrent Offerings of

4,076,086 Shares of Common Stock, par value $0.01 per Share (the “Common Stock”)

(the “Common Stock Offering”)

and

1,875,000 Shares of 7.50% Series A Mandatory Convertible Preferred Stock

(the “Mandatory Convertible Preferred Stock Offering”)

The information in this pricing term sheet relates only to the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering and should be read together with (i) the preliminary prospectus supplement dated January 14, 2019 relating to the Common Stock Offering (the “Common Stock Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, (ii) the preliminary prospectus supplement dated January 14, 2019 relating to the Mandatory Convertible Preferred Stock Offering (the “Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and (iii) the related base prospectus dated January 14, 2019, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration No. 333-229244. Neither the Common Stock Offering nor the Mandatory Convertible Preferred Stock Offering is contingent on the successful completion of the other offering. Terms not defined in this pricing term sheet have the meanings given to such terms in the Common Stock Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement, as applicable. All references to dollar amounts are references to U.S. dollars.

Issuer:	Energizer Holdings, Inc., a Missouri corporation.

Ticker / Exchange for the Common Stock:	ENR / The New York Stock Exchange (“NYSE”).

Trade Date:	January 16, 2019.

Settlement Date:	January 18, 2019 (T + 2).

Use of Proceeds:	The Issuer estimates that the net proceeds to it from the Common Stock Offering, after deducting issuance costs and discounts, will be approximately $178.7 million (or approximately $205.6 million if the underwriters in such offering exercise their option to purchase additional shares of Common Stock, if any, in full). In addition, the Issuer estimates that the net proceeds to it from the Mandatory Convertible Preferred Stock Offering, after deducting issuance costs and discounts, will be approximately $181.3 million (or approximately $208.6 million if the underwriters for such offering exercise their option to purchase additional shares of Mandatory Convertible Preferred Stock to cover over-allotments, if any, in full).

The Issuer intends to use approximately $7.8 million of the net proceeds from the Mandatory Convertible Preferred Stock Offering to pay the cost of the capped call transaction described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement. The Issuer intends to use the net proceeds from the Common Stock Offering, the remaining net proceeds from the Mandatory Convertible Preferred Stock Offering and the Additional Financing, as well as cash on hand, to fund the cash portion of the Acquisition Consideration and to pay fees and expenses related to the Transactions. However, the closings of the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering are not conditioned on each other or on the closing of the Auto Care Acquisition or the Additional Financing, and there can be no assurance that the Mandatory Convertible Preferred Stock Offering, the Common Stock Offering, the Auto Care Acquisition or any Additional Financing will be consummated on the terms described herein or at all. If for any reason the proposed Auto Care Acquisition has not closed at or prior to 5:00 p.m., New York City time, on July 31, 2019 or if certain acquisition termination events occur, then the Issuer expects to use the net proceeds from the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering, for general corporate purposes, which may include, in its sole discretion, exercising its option to redeem our Mandatory Convertible Preferred Stock for cash, debt repayment, capital expenditures, investments and repurchases of Common Stock at the discretion of the Issuer’s board of directors.

Pending application of the net proceeds of this offering for the foregoing purposes, the Issuer expects to use the net proceeds from the Common Stock Offering and the Mandatory Convertible Preferred Stock to invest such net proceeds in various instruments which may include, but would not be limited to, short- and intermediate-term, interest-bearing obligations, including bank deposits and certificates of deposit with financial institutions having investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies.

See “Use of Proceeds” in the Common Stock Preliminary Prospectus Supplement and the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.

Common Stock Offering

Common Stock Offered:	4,076,086 shares of Common Stock.

Option to Purchase Additional Shares of Common Stock:	611,412 additional shares of Common Stock.

NYSE Last Reported Sale Price of the Common Stock on January 15, 2019:	$46.82 per share.

Public Offering Price:	$46.00 per share.

Underwriting Discount:	$2.07 per share.

Net Proceeds (before expenses):	Approximately $179.1 million (or approximately $205.9 million if the underwriters exercise their option to purchase additional shares of Common Stock in full).

CUSIP / ISIN:	29272W109 / US29272W1099

Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Evercore Group L.L.C. MUFG Securities Americas Inc.

Co-Manager:	TD Securities (USA) LLC

Mandatory Convertible Preferred Stock Offering

Mandatory Convertible Preferred Stock Offered:	1,875,000 shares of our 7.50% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”).

Over-Allotment Option:	281,250 additional shares of Mandatory Convertible Preferred Stock.

Public Offering Price:	$100.00 per share.

Underwriting Discount:	$3.02 per share.

Net Proceeds (before expenses):	Approximately $181.8 million (or approximately $209.1 million if the underwriters exercise their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock in full).

Liquidation Preference:	$100.00 per share.

Dividends:	7.50% of the liquidation preference of $100.00 per share of the Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first original issue date of the Mandatory Convertible Preferred Stock, and, to the extent the Issuer’s board of directors, or an authorized committee thereof, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock, the Issuer will pay such dividends in cash, by delivery of shares of Common Stock or through any combination of cash and shares of Common Stock, as determined by the Issuer in its sole discretion (subject to certain limitations); provided that any unpaid dividends will continue to accumulate.

The expected dividend payable on the first Dividend Payment Date (as defined below) is approximately $1.8333 per share of the Mandatory Convertible Preferred Stock. Each subsequent dividend is expected to be $1.875 per share of the Mandatory Convertible Preferred Stock.

Dividend Record Dates:	The January 1, April 1, July 1 or October 1 immediately preceding the relevant Dividend Payment Date.

Dividend Payment Dates:	January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2019 and ending on, and including, January 15, 2022.

Acquisition Termination Redemption:	If the Auto Care Acquisition has not closed at or prior to 5:00 p.m., New York City time, on July 31, 2019, if the Auto Care Acquisition Agreement is terminated any time prior to July 31, 2019 or if the Issuer’s board of directors determines in its good faith judgment that the Auto Care Acquisition will not occur on or prior to July 31, 2019, it may, at its option, give notice of an acquisition termination redemption to the holders of the shares of Mandatory Convertible Preferred Stock. If the Issuer provides such notice, then, on the Acquisition Termination Redemption Date (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement), the Issuer will be required to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption amount per share of the Mandatory Convertible Preferred Stock equal to the Acquisition Termination Make-whole Amount (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement). The Issuer will pay the Acquisition Termination Make-whole Amount in cash unless the Acquisition Termination Share Price (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement) is greater than the Initial Price (as defined below), in which case the Issuer will instead pay the Acquisition Termination Make-whole Amount in shares of Common Stock and cash; provided, that the Issuer may elect, subject to certain limitations, to pay cash or deliver shares of Common Stock in lieu of these amounts as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement. See “Description of Mandatory Convertible Preferred Stock—Acquisition Termination Redemption” in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.

Mandatory Conversion Date:	The second business day immediately following the last trading day of the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding January 15, 2022. The Mandatory Conversion Date is expected to be January 15, 2022.

Initial Price:	Approximately $46.00, which is equal to $100.00, divided by the Maximum Conversion Rate (as defined below).

Threshold Appreciation Price:	Approximately $55.89, which represents an approximately 21.5% appreciation over the Initial Price and is equal to $100.00, divided by the Minimum Conversion Rate (as defined below).

Floor Price:	$16.10 (approximately 35% of the Initial Price), subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.

Conversion Rate per Share of Mandatory Convertible Preferred Stock:	Upon conversion on the Mandatory Conversion Date, each outstanding share of the Mandatory Convertible Preferred Stock, unless previously converted or redeemed, will automatically convert into a number of shares of Common Stock equal to not more than 2.1739 shares of Common Stock and not less than 1.7892 shares of Common Stock, (respectively, the “Maximum Conversion Rate” and “Minimum Conversion Rate”), depending on the Applicable Market Value (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement) of the Common Stock, as described below and subject to certain anti-dilution adjustments.

The following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement, based on the Applicable Market Value of the Common Stock:

Applicable Market Value of the Common Stock	Conversion Rate (number of shares of Common Stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock)
Greater than the Threshold Appreciation Price Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price Less than the Initial Price	1.7892 shares of Common Stock Between 1.7892 and 2.1739 shares of Common Stock, determined by dividing $100.00 by the Applicable Market Value 2.1739 shares of Common Stock

Early Conversion at the Option of the Holder:	Other than during a Fundamental Change Conversion Period (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement), a holder of Mandatory Convertible Preferred Stock may, at any time prior to January 15, 2022, elect to convert such holder’s shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at the Minimum Conversion Rate per share of Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments, as described under “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder” in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.

Conversion at the Option of the Holder Upon a Fundamental Change:

If a Fundamental Change (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement) occurs on or prior to January 15, 2022, holders of the Mandatory Convertible Preferred Stock will have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into shares of Common Stock or Units of Exchange Property (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement) at the Fundamental Change Conversion Rate (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement) during the period beginning on, and including, the Fundamental Change Effective Date (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement) of such Fundamental Change and ending on, and including, the date that is 20 calendar days after such Fundamental Change Effective Date (or, if later, the date that is 20 calendar days after holders receive notice of such Fundamental Change, but in no event later than January 15, 2022). Holders who convert their shares of the Mandatory Convertible Preferred Stock during that period will also receive a Fundamental Change Dividend Make-whole Amount (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement) and to the extent there is any, the Accumulated Dividend Amount (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement).

The following table sets forth the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock based on the Fundamental Change Effective Date and the Fundamental Change Share Price:

Fundamental Change Share Price

Fundamental Change Effective Date	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$46.00	$50.00	$55.89	$65.00	$80.00	$100.00	$120.00	$140.00
January 18, 2019	1.6394	1.7401	1.7787	1.7867	1.7807	1.7693	1.7546	1.7456	1.7346	1.7229	1.7141	1.7132	1.7168	1.7213
January 15, 2020	1.8139	1.8851	1.9085	1.9038	1.8843	1.8592	1.8290	1.8111	1.7890	1.7651	1.7455	1.7389	1.7400	1.7429
January 15, 2021	1.9920	2.0327	2.0484	2.0408	2.0128	1.9719	1.9182	1.8849	1.8438	1.8011	1.7704	1.7623	1.7633	1.7653
January 15, 2022	2.1739	2.1739	2.1739	2.1739	2.1739	2.1739	2.1739	2.0000	1.7892	1.7892	1.7892	1.7892	1.7892	1.7892

The exact Fundamental Change Share Price and Fundamental Change Effective Date may not be set forth on the table, in which case:

•  if the Fundamental Change Share Price is between two Fundamental Change Share Prices in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Fundamental Change Conversion Rate will be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Share Prices and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

•  if the Fundamental Change Share Price is in excess of $140.00 per share (subject to adjustment in the same manner as the Fundamental Change Share Prices above as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate, subject to adjustment; and

•  if the Fundamental Change Share Price is less than $15.00 per share (subject to adjustment in the same manner as the prices in the Fundamental Change Share Prices above as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate, subject to adjustment.

Discount Rate for Purposes of Fundamental Change Dividend Make-Whole Amount:	The discount rate for purposes of determining the Fundamental Change Dividend Make-whole Amount is 7.50% per annum.

Listing:	The Issuer intends to apply to list the Mandatory Convertible Preferred Stock on The New York Stock Exchange under the symbol “ENR PR A.”

CUSIP / ISIN for the Mandatory Convertible Preferred Stock:	29272W208 / US29272W2089

Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Evercore Group L.L.C. MUFG Securities Americas Inc.

Co-Managers:	Standard Chartered Bank TD Securities (USA) LLC

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplements for the offerings) with the U.S. Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the Common Stock Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement, as the case may be, the accompanying prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from (i) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at (866) 803-9204, (ii) Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 1-888-603-5847 or by email at barclaysprospectus@broadridge.com, (iii) Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: 1-800-831-9146, (iv) BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, via telephone at (800) 294-1322 or Email: dg.prospectus_requests@baml.com, (v) Evercore Group L.L.C., 55 East 52nd Street, New York, NY 10055, Attention: Equity Capital Markets or (vi) MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group, telephone: 1-877-649-6848.

This communication should be read in conjunction with the Common Stock Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement, as the case may be, and the accompanying prospectus. The information in this communication supersedes the information in the Common Stock Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement, as the case may be, and the accompanying prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the accompanying prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A

FORM OF LOCK-UP AGREEMENT

January [•], 2019

J.P. MORGAN SECURITIES LLC

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

As Representatives of

the several Underwriters listed

in Schedule 1 to each of the Underwriting

Agreements referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Re:	Energizer Holdings, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you (i) as Representatives of the several Underwriters named in Schedule 1 to the Common Stock Underwriting Agreement (the “Common Stock Underwriters”), propose to enter into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Energizer Holdings, Inc., a Missouri corporation (the “Company”), providing for the public offering (the “Common Stock Public Offering”) of common stock, par value $0.01 per share, of the Company (“Common Stock”), by the several Common Stock Underwriters, and/or (ii) as Representatives of the several Underwriters named in Schedule 1 to the Preferred Stock Underwriting Agreement (the “Preferred Stock Underwriters” and together with the Common Stock Underwriters, the “Underwriters”), propose to enter into an underwriting agreement (the “Preferred Stock Underwriting Agreement” and together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) with the Company, providing for the public offering (the “Preferred Stock Public Offering” and together with the Common Stock Public Offering, the “Public Offerings”) of Series A Mandatory Convertible Preferred Stock, par value $0.01 per share, of the Company, by the several Preferred Stock Underwriters. The Preferred Stock will be convertible into a variable number of shares of Common Stock. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the applicable Underwriting Agreement.

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In consideration of the respective Underwriters’ agreements to purchase and make the respective Public Offerings and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., on behalf of each of the respective Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 90 days after the date of the prospectuses relating to the Public Offerings (the “Prospectus”) or, if the Public Offerings do not occur on the same date, ending 90 days after the date of the Prospectus for the later Public Offering, if it is made (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than:

(A) transfers of shares of Common Stock or restricted stock equivalents or performance shares or other equity awards as (x) a bona fide gift or gifts, including, without limitation, to a charitable organization, or (y) other transfers to the undersigned’s immediate family or to a trust or other entity if the beneficiaries of such trust or equity holders of such other entity are exclusively the undersigned and/or a member or members of his or her immediate family; provided that in each case, any such transfer shall not involve a disposition for value, and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above), and each recipient shall execute and deliver to J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., a lock-up letter in the form of this Letter Agreement. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

(B) entering into or amending one or more sales plans (“Rule 10b5-1 Plans”) pursuant to Rule 10b5-1 under the Exchange Act, provided that no sales under such Rule 10b5-1 Plans may occur during the Restricted Period and no public announcement or filing under the Exchange Act is made, by or on behalf of the undersigned or the Company, regarding the establishment or amendment of such plan during the Restricted Period,

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(C) transfers or dispositions of Common Stock acquired in open market transactions after the completion of the Public Offerings; provided that no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement reporting a reduction in beneficial ownership shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above),

(D) sales to or withholding by the Company of shares of Common Stock (or stock equivalents) to satisfy any payment or tax withholding obligations of the undersigned with respect to the exercise, vesting or settlement of any restricted stock equivalents, performance shares or other awards that expire, vest or settle during the Restricted Period; provided that, no public announcement or filing shall be voluntarily made during the Restricted Period and that any related filing under the Exchange Act or other filing required to be made during the Restricted Period shall indicate that such filing is being made, in connection with a transfer to the Company to satisfy applicable exercise, settlement or tax withholding requirements and that all shares of Common Stock or other securities received pursuant to such awards are subject to the terms of this Letter Agreement,

(E) transfers in connection with a bona fide third party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, made to all holders of the Common Stock involving a Change of Control (as defined below) of the Company occurring after the closing of each Public Offering, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Letter Agreement. For the purposes of this clause (E), “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company, [and]

[(F) sales pursuant to any Rule 10b5-1 Plan established before the date hereof; provided that, no public announcement or filing shall be voluntarily made during the Restricted Period and that any related filing under the Exchange Act or other filing required to be made during the Restricted Period shall indicate that such filing is being made, in connection with such a sale shall disclose that the sale was made pursuant to a Rule 10b5-1 Plan entered into on a date before the date hereof,]1/

1/     To be inserted into the agreements for Bill G. Armstrong, Emily K. Boss and Mark S. LaVigne.

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In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement and the Company may note the lock-up restrictions on the stock register and other records related to the securities.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if neither of the Underwriting Agreements becomes effective by February 14, 2019, or if the Underwriting Agreements (other than the provisions thereof which survive termination), if executed, shall terminate or be terminated prior to payment for and delivery of the Common Stock or Preferred Stock, as the case may be, to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the respective Underwriting Agreement(s) and proceeding with the Public Offering(s) in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF OFFICER OR DIRECTOR]
By:
Name:
Title:

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